Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of First Industrial Realty Trust, Inc. and First Industrial, L.P. of our reports dated February 27, 2014 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in First Industrial Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 and First Industrial, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the incorporation by reference of our reports dated February 27, 2014 relating to the consolidated financial statements of First Industrial Pennsylvania, L.P. and the combined financial statements of the Combined Partnerships, which appear in First Industrial, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 13, 2014